Exhibit 99.1

Zuora Reports Fourth Quarter and Full Year Fiscal 2021 Results

•Fourth quarter subscription revenue grew 19% year-over-year
•Full year subscription revenue grew 17% year-over-year
•Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 676 customers, or 8% year-over-year

Redwood City, Calif. – March 11, 2021 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal fourth quarter and full year ended January 31, 2021.
"We had a strong finish to the year, exceeding expectations across our operating results," said Tien Tzuo, founder and CEO of Zuora. "I’m incredibly proud of our employees for their execution - we innovated, we focused on our customers, and we continued to grow the business. Enterprises are coming to Zuora for our technology, expertise and partnerships, and we’re helping them win in the Subscription Economy.”
Fourth Quarter Fiscal 2021 Financial Results:
•Revenue: Total revenue was $79.3 million, an increase of 13% year-over-year. Subscription revenue was $65.1 million, an increase of 19% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $18.6 million, compared to a loss from operations of $24.4 million in the fourth quarter of fiscal 2020.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $1.8 million, compared to a non-GAAP loss from operations of $10.5 million in the fourth quarter of fiscal 2020.
•GAAP Net Loss: GAAP net loss was $18.8 million, or 24% of revenue, compared to a net loss of $23.8 million, or 34% of revenue, in the fourth quarter of fiscal 2020. GAAP net loss per share was $0.16 based on 119.9 million weighted average shares outstanding, compared to a net loss per share of $0.21 based on 113.2 million weighted average shares outstanding in the fourth quarter of fiscal 2020.
•Non-GAAP Net Loss: Non-GAAP net loss was $2.0 million, compared to a non-GAAP net loss of $9.8 million in the fourth quarter of fiscal 2020. Non-GAAP net loss per share was $0.02 based on 119.9 million weighted average shares outstanding, compared to a non-GAAP net loss per share of $0.09 based on 113.2 million weighted average shares outstanding in the fourth quarter of fiscal 2020.
•Operating Cash Flow: Net cash provided by operating activities was $3.1 million, compared to net cash provided by operating activities of $4.0 million in the fourth quarter of fiscal 2020.
•Free Cash Flow: Free cash flow was $2.1 million compared to negative $4.5 million in the fourth quarter of fiscal 2020.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $186.6 million as of January 31, 2021.

Full Year Fiscal 2021 Financial Results:
•Revenue: Total revenue was $305.4 million, an increase of 11% year-over-year. Subscription revenue was $242.3 million, an increase of 17% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $73.9 million, compared to a GAAP loss from operations of $85.7 million in fiscal year 2020.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $11.1 million, compared to a non-GAAP loss from operations of $40.3 million in fiscal year 2020.
•GAAP Net Loss: GAAP net loss was $73.2 million, compared to a GAAP net loss of $83.4 million in fiscal year 2020. GAAP net loss per share was $0.62 based on 117.6 million weighted average shares outstanding, compared to a net loss per share of $0.75 based on 111.1 million weighted average shares outstanding in fiscal year 2020.
•Non-GAAP Net Loss: Non-GAAP net loss was $10.4 million, compared to a non-GAAP net loss of $38.0 million in fiscal year 2020. Non-GAAP net loss per share was $0.09 based on 117.6 million weighted average shares outstanding, compared to a non-GAAP net loss per share of $0.34 based on 111.1 million weighted average shares outstanding in fiscal year 2020.
•Operating Cash Flow: Net cash provided by operating activities was $11.3 million, compared to net cash used in operating activities of $3.6 million in fiscal year 2020.
•Free Cash Flow: Free cash flow was negative $0.9 million compared to negative $25.0 million in fiscal year 2020.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.
Fourth Quarter Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 676, which represents 8% year-over-year growth.
•Dollar-based retention rate was 100%.
•Customer usage of Zuora solutions grew, with $17.0 billion in transaction volume through Zuora’s billing platform during our fourth quarter, an increase of 30% year-over-year.
•Notable recent go-lives included Acer, Bridgestone, Cambium Networks, Gitlab, Grundfos, Radio Canada and Riverbed.
•Highlighted customers from multiple industries and geographies in marketing and announcements including Siemens, Schibsted, and NVIDIA.

•Announced a strategic partnership agreement with Stripe to accelerate the growth of the Subscription Economy.

•Appointed Sri Srinivasan as Chief Product and Engineering Officer, formerly the Senior Vice President and General Manager of the Cisco Collaboration Group.

Financial Outlook:
As of March 11, 2021, we are providing guidance for the first quarter and full year fiscal 2022 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.
For the first quarter and full fiscal year 2022, Zuora currently expects the following results:

	First Quarter	Fiscal 2022
Subscription revenue	$63.0M - $65.0M	$272.0M - $276.0M
Total revenue	$78.0M - $80.0M	$335.0M - $337.0M
Non-GAAP loss from operations	$(5.0M) - $(4.5M)	$(12.0M) - $(8.0M)
Non-GAAP net loss per share[1]	$(0.04) - $(0.03)	$(0.10) - $(0.06)
(1) Non-GAAP net loss per share was computed assuming 121.6 million weighted average shares outstanding for the first quarter of fiscal 2022 and 123.9 million for the full year fiscal 2022.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Webcast and Conference Call Information:
Zuora will host a conference call for investors on March 11, 2021 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 2976676. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 2976676. The replay will be available through March 18, 2021.
Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.
•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Charitable donations. We exclude expenses associated with the charitable donation of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding litigation that is outside of the ordinary course of our business from our non-GAAP financial measures in the second quarter of fiscal 2021 as these expenses significantly increased, specifically expenses relating to our ongoing securities class actions and derivative litigation.
•New headquarters costs. We exclude non-recurring costs associated with our new corporate headquarters. In January 2020, we incurred costs associated with water damage, net of insurance recovery, at our new headquarters in Redwood City, California, as well as costs to relocate our operations from other offices to the new headquarters. We expect that the costs related to the water damage and associated insurance recoveries will be fully recognized by the end of our next quarter ending April 30, 2021. We believe that excluding these non-recurring costs allows investors to make more meaningful comparisons between our operating results and those of other companies due to the infrequent nature of these costs.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.
Forward-Looking Statements:
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the first fiscal quarter and full fiscal 2022 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on December 8, 2020 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; we may be unable to adequately protect our intellectual property; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by COVID-19, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by the COVID-19 pandemic.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora® platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process seamlessly across billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk and Carolyn Bass
investorrelations@zuora.com
415-445-3232

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087
© 2021 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$65,112	$54,559	$242,340	$206,555
Professional services	14,175	15,834	63,080	69,502
Total revenue	79,287	70,393	305,420	276,057
Cost of revenue:
Subscription	15,181	14,447	58,808	53,036
Professional services	16,951	19,700	71,962	81,145
Total cost of revenue	32,132	34,147	130,770	134,181
Gross profit	47,155	36,246	174,650	141,876
Operating expenses:
Research and development	20,918	20,736	76,795	74,398
Sales and marketing	31,752	27,446	116,914	108,264
General and administrative	13,131	12,513	54,803	44,879
Total operating expenses	65,801	60,695	248,512	227,541
Loss from operations	(18,646)	(24,449)	(73,862)	(85,665)
Interest and other income, net	599	418	2,561	2,712
Loss before income taxes	(18,047)	(24,031)	(71,301)	(82,953)
Income tax provision (benefit)	744	(279)	1,873	441
Net loss	(18,791)	$(23,752)	(73,174)	(83,394)
Comprehensive loss:
Foreign currency translation adjustment	767	37	696	(379)
Unrealized (loss) gain on available-for-sale securities, net of tax	(68)	(35)	(88)	86
Comprehensive loss	$(18,092)	$(23,750)	$(72,566)	$(83,687)
Net loss per share, basic and diluted	$(0.16)	$(0.21)	$(0.62)	$(0.75)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	119,902	113,160	117,598	111,122

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 31, 2021	January 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,110	$54,275
Short-term investments	92,484	117,662
Accounts receivable, net of allowance for credit losses of $4,522 and $2,943 as of January 31, 2021 and January 31, 2020, respectively	78,860	68,875
Deferred commissions, current portion	12,712	9,585
Prepaid expenses and other current assets	15,574	16,387
Total current assets	293,740	266,784
Property and equipment, net	33,369	33,489
Operating lease right-of-use assets	47,085	54,286
Purchased intangibles, net	3,928	5,620
Deferred commissions, net of current portion	21,905	19,591
Goodwill	17,632	17,632
Other assets	3,848	4,825
Total assets	$421,507	$402,227
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,249	$2,098
Accrued expenses and other current liabilities	14,550	17,731
Accrued employee liabilities	29,470	24,193
Debt, current portion	4,397	4,432
Deferred revenue, current portion	127,701	111,411
Operating lease liabilities, current portion	9,630	5,755
Total current liabilities	187,997	165,620
Debt, net of current portion	1,666	6,094
Deferred revenue, net of current portion	1,529	1,007
Operating lease liabilities, net of current portion	53,590	62,307
Deferred tax liabilities	1,929	1,569
Other long-term liabilities	2,883	971
Total liabilities	249,594	237,568
Stockholders’ equity:
Class A common stock	11	10
Class B common stock	1	2
Additional paid-in capital	635,127	555,307
Accumulated other comprehensive income	796	188
Accumulated deficit	(464,022)	(390,848)
Total stockholders’ equity	171,913	164,659
Total liabilities and stockholders’ equity	$421,507	$402,227

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2021	2020
	(unaudited)
Cash flows from operating activities:
Net loss	$(73,174)	$(83,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	15,308	11,866
Stock-based compensation	59,283	45,046
Provision for credit losses	3,686	3,887
Donation of common stock to charitable foundation	1,000	—
Amortization of deferred commissions	12,401	9,515
Reduction in carrying amount of right-of-use assets	8,265	8,584
Other	73	1,643
Changes in operating assets and liabilities:
Accounts receivable	(13,671)	(14,504)
Prepaid expenses and other assets	895	(4,180)
Deferred commissions	(17,842)	(11,411)
Accounts payable	106	417
Accrued expenses and other liabilities	53	627
Accrued employee liabilities	7,065	1,590
Deferred revenue	16,812	25,522
Operating lease liabilities	(8,974)	1,202
Net cash provided by (used in) operating activities	11,286	(3,590)
Cash flows from investing activities:
Purchases of property and equipment	(13,144)	(21,424)
Insurance proceeds for damaged property and equipment	988	—
Purchases of short-term investments	(97,363)	(184,633)
Sales of short-term investments	2,511	3,497
Maturities of short-term investments	119,880	172,800
Net cash provided by (used in) investing activities	12,872	(29,760)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	11,784	11,960
Proceeds of issuance of common stock under employee stock purchase plan	7,637	8,980
Principal payments on long-term debt	(4,440)	(2,960)
Net cash provided by financing activities	14,981	17,980
Effect of exchange rates on cash and cash equivalents	696	(379)
Net increase (decrease) in cash and cash equivalents	39,835	(15,749)
Cash and cash equivalents, beginning of year	54,275	70,024
Cash and cash equivalents, end of year	$94,110	$54,275

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2021
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,181	$(1,308)	$(423)	$(759)	$—	$12,691
Cost of professional services revenue	16,951	(2,662)	—	—	—	14,289
Gross profit	47,155	3,970	423	759	—	52,307
Operating expenses:
Research and development	20,918	(5,161)	—	583	—	16,340
Sales and marketing	31,752	(4,118)	—	—	—	27,634
General and administrative	13,131	(2,101)	—	158	(1,050)	10,138
Operating loss	(18,646)	15,350	423	18	1,050	(1,805)
Net loss	$(18,791)	$15,350	$423	$18	$1,050	$(1,950)
Net loss per share, basic and diluted[1]	$(0.16)					$(0.02)
Gross margin	59%					66%
Subscription gross margin	77%					81%

	Three Months Ended January 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	New Headquarters Costs	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$14,447	$(785)	$(423)	$(781)	$(75)	$12,383
Cost of professional services revenue	19,700	(2,108)	—	—	(94)	17,498
Gross profit	36,246	2,893	423	781	169	40,512
Operating expenses:
Research and development	20,736	(5,878)	—	1,351	(150)	16,059
Sales and marketing	27,446	(3,058)	—	—	(43)	24,345
General and administrative	12,513	(1,804)	—	—	(120)	10,589
Operating loss	(24,449)	13,633	423	(570)	482	(10,481)
Net loss	$(23,752)	$13,633	$423	$(570)	$482	$(9,784)
Net loss per share, basic and diluted[1]	$(0.21)					$(0.09)
Gross margin	51%					58%
Subscription gross margin	74%					77%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 119,902 and 113,160 basic and diluted weighted-average shares of common stock for the three months ended January 31, 2021 and 2020, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Fiscal Year Ended January 31, 2021
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$58,808	$(4,849)	$(1,692)	$(1,781)	$—	$—	$50,486
Cost of professional services revenue	71,962	(9,952)	—	—	—	—	62,010
Gross profit	174,650	14,801	1,692	1,781	—	—	192,924
Operating expenses:
Research and development	76,795	(19,562)	—	4,051	—	—	61,284
Sales and marketing	116,914	(15,839)	—	—	—	—	101,075
General and administrative	54,803	(9,081)	—	158	(1,000)	(3,252)	41,628
Operating loss	(73,862)	59,283	1,692	(2,428)	1,000	3,252	(11,063)
Net loss	$(73,174)	$59,283	$1,692	$(2,428)	$1,000	$3,252	$(10,375)
Net loss per share, basic and diluted[1]	$(0.62)						$(0.09)
Gross margin	57%						63%
Subscription gross margin	76%						79%

	Fiscal Year Ended January 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	New Headquarters Costs	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$53,036	$(2,772)	$(1,776)	$(2,560)	$(75)	$45,853
Cost of professional services revenue	81,145	(7,265)	—	—	(94)	73,786
Gross profit	141,876	10,037	1,776	2,560	169	156,418
Operating expenses:
Research and development	74,398	(17,568)	—	4,506	(150)	61,186
Sales and marketing	108,264	(11,129)	—	—	(43)	97,092
General and administrative	44,879	(6,312)	—	—	(120)	38,447
Operating loss	(85,665)	45,046	1,776	(1,946)	482	(40,307)
Net loss	$(83,394)	$45,046	$1,776	$(1,946)	$482	$(38,036)
Net loss per share, basic and diluted[1]	$(0.75)					$(0.34)
Gross margin	51%					57%
Subscription gross margin	74%					78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 117,598 and 111,122 basic and diluted weighted-average shares of common stock for the fiscal year ended January 31, 2021 and 2020, respectively.

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$3,135	$4,009	$11,286	$(3,590)
Less:
Purchases of property and equipment, net of insurance recoveries	(1,070)	(8,546)	(12,156)	(21,424)
Free cash flow	$2,065	$(4,537)	$(870)	$(25,014)